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                                                                   Exhibit 21.1


               STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


Steinway Musical Instruments, Inc., a Delaware corporation

  The Selmer Company, Inc., a Delaware corporation

    Vincent Bach International, a corporation organized under the laws of the United Kingdom

    The Steinway Piano Company, Inc., a Delaware corporation

      Steinway, Inc., a Delaware corporation

        The O.S. Kelly Corporation, a Delaware corporation

          The O.S. Kelly Company, an Ohio corporation

      Steinway & Sons, a New York corporation

      Boston Piano Company, a Massachusetts corporation

      Boston Piano GmbH, a corporation organized under the laws of Germany

        Hermann Kluge Beteiligungs-GmbH, a corporation organized under the laws of Germany

        Hermann Kluge GmbH & Co. KG, a limited partnership organized under the laws of Germany

        Bohn Claviaturen GmbH & Co. KG, a limited partnership organized under the laws of Germany

          Bona Sp. Z O.O., a limited liability company organized under the laws of Poland

        Pianohaus Karl Lang GmbH, a corporation organized under the laws of Germany

      S & B Retail, Inc., a Delaware corporation

      Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan

    United Musical Instruments Holdings, Inc., a Delaware corporation

      United Musical Instruments USA, Inc., an Indiana corporation

      UMI Austria GmbH, a corporation organized under the laws of Austria

    The SMI Trust, a Massachusetts business trust

  Emerson Musical Instruments, Inc., a Delaware corporation